SECURITIES PURCHASE AGREEMENT, dated as of Sept 6, 2006 (the "*Agreement*"), between **BUYER IDENTIFIED IN SCHEDULE A HERETO** (the "*Buyer*"); and Owlstone Nanotech, Inc., a Delaware corporation with offices located at 600 Lexington Avenue, 29th Floor, New York, New York, 10022 (the "*Company*").

INTRODUCTION

The Buyer desires to acquire from the Company, and the Company desires to sell to the Buyer, the number of shares of common stock, par value $0.001 per share (the "*Common Stock*"), of the Company, set forth opposite his, her, or its name in Schedule A hereto, in accordance with, and subject to, the terms hereof.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

"*Business Day*" shall mean any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

"*Buyer*" shall have the definition assigned thereto in the introductory paragraph hereto.

"*Closing*" shall mean the closing of the purchase by the Buyer from the Company of the Shares.

"*Dispose Of*" shall mean to pledge, hypothecate, give away, sell, grant an option (other than pursuant hereto) with respect to, or otherwise transfer.

"*ERISA*" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"*Last Company Financial Statement Date*" shall mean December 31, 2005.

"*Last Company Financial Statements*" shall mean the balance sheet, statement of income, and statement of cash flows, and the notes thereto, of the Company as of the Last Company Financial Statement Date.

"*Securities Act*" shall mean the Securities Act of 1933, as amended.

ARTICLE II

ACQUISITION AND EXCHANGE OF SHARES

Section 2.01 <u>The Agreement.</u> At the Closing, the Buyer shall acquire from the Company, and the Company shall sell to the Buyer, the Shares set forth opposite his, her, or its name in Schedule A hereto for purchase price of $2.50 per Share in cash.

Section 2.02 <u>Closing; Exchanges.</u>

(a) The Closing shall take place on the date hereof (the "*Closing Date*") simultaneous with the execution and delivery hereof at the offices of 600 Lexington Avenue, 29th Floor, New York, New York, 10022. At the Closing:

(i) the Company shall deliver or cause to be delivered to the Buyer certificates representing the Shares, registered in the name of, or as directed by, the Buyer or its designee;

(ii) the Buyer shall deliver to the Company the aggregate purchase price for the Shares to be purchased thereby pursuant hereto by certified or official bank check or by electronic wire transfer in accordance with instructions theretofore provide by the Company to the Buyer;

(iii) the Company and the Buyer shall execute a cross-receipt in form and substance reasonably acceptable to the party hereto.

(b) The Shares shall, upon the receipt of the purchase price therefor pursuant hereto, be authorized, issued, and outstanding shares of Common Stock. All Shares are "*restricted securities*" as defined in paragraph (a) of Rule 144 under the Securities Act. The acquisition by the Buyer of the Shares shall be subject to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the Shares shall bear a restrictive legend in substantially the following form:

> ***The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.***

Section 2.03 <u>Approval</u>. In anticipation of this Agreement, the Board of Directors of the Company and the governing bodies, if any, of the Buyer has taken all necessary and requisite corporate and other action in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 <u>Representations and Warranties of the Company.</u> The Company hereby represents and warrants to, and agrees with, the Buyer that the statements set forth in this Section 3.01 are true, correct, and complete as of the date of this Agreement, except as otherwise set forth in the Confidential Private Offering Memorandum, dated June 23, 2006 (as thereafter amended of supplemented through the date hereof, the "*Memorandum*"), relating to the Company and the offering Common Stock:

(a) *Organization*. Other than as set forth in the Memoramdum, the Company has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Other than as set forth in the Memorandum, the Company is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

(b) *Capitalization.* The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 11,000,000 shares are outstanding, and 5,000,000 shares of "blank check" preferred stock, par value $0.001 per share, 0 shares of which are outstanding. Each of such outstanding shares of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is outstanding no security or other instrument convertible into, or exchangeable or exercisable for, capital stock of the Company.

(c) *Financial Condition.* The Company has made available to the Buyer true and correct copies of the following: audited balance sheets of the Company as of December 31, 2004; unaudited balance sheets of the Company as of December 31, 2005; audited statements of income, statements of stockholders' equity, and statements of cash flows of the Company for the years ended December 31, 2004; and the unaudited statements of income, statements of stockholders' equity, and statements of cash flows of the Company for the 12 months ended December 31, 2005. Each such balance sheet shall present fairly the financial condition, assets, liabilities, and stockholders' equity of the Company as of its respective date; each such statement of income and statement of stockholders' equity shall present fairly the results of operations of the Company for the period indicated; and each such statement of cash flows shall present fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) will have

been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and shall be in accordance with the books and records of the Company. Since December 31, 2005:

(i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company.

(ii) The Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company.

(iii) The operations and businesses of the Company have been conducted in all respects only in the ordinary course.

There is no fact known to the Company which materially adversely affects or in the future (as far as the Company can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Company expresses no opinion as to political or economic matters of general applicability. The Company has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(d) *Tax and Other Liabilities.* The Company does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("*Taxes*"), and liabilities to customers or suppliers, other than the following:

(i) Liabilities for which full provision has been made on the Last Company Balance Sheet; and

(ii) Other liabilities arising since the Last Company Balance Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of the Company or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Company Balance Sheet are sufficient for all accrued and unpaid Taxes of the Company, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Company Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by the Company will not cause any Taxes to be payable or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. The Company has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to

the Buyer a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the Last Company Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has made available to the Buyer a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

(e) *Litigation and Claims.* Except as described in the Memorandum, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of the Company's knowledge, threatened, or in prospect (or any basis therefor known to the Company) with respect to the Company or any of its businesses, properties, or assets. The Company is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of the Company, is any union attempting to represent any employee of the Company as collective bargaining agent. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on the Company; nor is the Company required to take any action in order to avoid such violation or default.

(f) *Properties.*

(i) The Company owns no real property. The Company has good title to all personal properties and assets material to the Company and used in its businesses or owned by it (except real and other properties and assets material to the Company as are held pursuant to leases or licenses described in the Memorandum), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the Memorandum).

(ii) Set forth in the Memorandum is a true and complete list of all tangible properties and assets owned by the Company or leased or licensed by the Company from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by the Company from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by the Company are reflected on the Last Company Balance Sheet (except for acquisitions subsequent to the Last Company Balance Sheet Date and prior to the Closing Date, which are either noted in the Memorandum or are approved in writing by the Buyer). All tangible properties and assets owned by the Company or leased or licensed by the Company from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of the Company excepted).

(iii) To the best of the Company's knowledge, no real property leased or licensed by the Company from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of the Company's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the

continued effective ownership, leasing, or licensing of such real property in the businesses in which the Company is now engaged or the businesses in which it contemplates engaging.

(iv) The properties and assets (including Intangibles (as hereinafter defined)) owned by the Company (other than those leased or licensed by the Company to a third party) or leased or licensed by the Company from a third party constitute all such properties and assets which are necessary to the businesses of the Company as presently conducted.

(v) The Company has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of the Company. The term "*Hazardous Substance*" shall mean any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance, as defined by 42 U.S.C. §9601(14), any pollutant or contaminant, as defined by 42 U.S.C. §9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "*Release*" shall have the meaning set forth in 42 U.S.C. §9601(22).

(g) *Contracts and Other Instruments*. The Memorandum contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to the Company. The Company has made available to the Buyer (i) the certificate of incorporation (or other charter document) and by-laws of the Company and all amendments thereto, as presently in effect, and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the Memorandum; (B) true and correct copies of all material leases and licenses referred to in the Memorandum hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in the Memorandum. To the best of the Company's knowledge, neither the Company nor (to the knowledge of the Company) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of the Company's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither the Company nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. The Company enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. The Company is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of the Company) may in the future have a

material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company. The Company has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of the Company, any director, officer, or employee of the Company (except for employment agreements listed in the Memorandum and employment and compensation arrangements described in the Memorandum), any relative or affiliate of any stockholder of the Company or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of the Company, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the Memorandum. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by the Company and the minute book records of the Company and all proceedings of the stockholders and the Board of Directors and committees thereof of the Company since its incorporations made available to the Buyer are the original stock ledgers and stock transfer books and minute book records of the Company or exact copies thereof. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

(h) *Employees.*

(i) The Company does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in the Memorandum. The Company has made available to the Buyer: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in the Memorandum (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

(ii) If any Employee Benefit Plan of the Company were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "*Accrued Benefits*" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of AAAAA as of the Closing Date to each Employee Benefit Plan and with respect to

each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Company Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "*Accrued Liabilities*" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

(iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of the Company. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of the Company. No Employee Benefit Plan of the Company or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in the Memorandum. The Company does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of the Company which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, the Company does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of the Company's knowledge) in prospect (or any basis therefor known to the Company) with respect to any Employee Benefit Plan of the Company or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of the Company or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is the Company, any Employee Benefit Plan of the Company, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of the Company's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.

(iv) Each Pension Plan maintained for the employees of the Company has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No

investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of the Company) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither the Company, nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "*amount of unfunded benefit liabilities*," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of the Company has been made or (to the knowledge of the Company) is contemplated against the Company, or any related trust of any Pension Plan of the Company, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of the Company. Form 5500's have been timely filed with respect to all Pension Plans of the Company. No event has occurred or (to the knowledge of the Company) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of the Company.

(v) The Company does not currently contribute to, and since September 16, 1980 has not effectuated either a complete or partial withdrawal from, any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

(vi) The Company has not, since at least December 31, 2005, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) thereof.

(i) *Patents, Trademarks, Et Cetera*. The Company does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "*Intangibles*"), other than as described in the Memorandum. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The Memorandum contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to the Company or which otherwise relate to the businesses of the Company, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which the Company owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which the Company grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than the Company which relates to the businesses, properties, or assets the Company. Except as specified in the Memorandum, to the knowledge of the Company: (v) the Company is the sole and exclusive owner or licensee of, and (other than those

exclusively licensed by the Company to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, the Company has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) the Company is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of the Company as presently conducted or as it contemplates conducting, except such as are so designated in the Memorandum. Except as described in the Memorandum, the Company has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has the Company been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. As far as the Company can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which the Company is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on the Company or to which any of its businesses, properties, or assets are subject. The Company did not register any trademark, tradename or service mark, design, or name used by the Company to identify its products, businesses, or services. Neither any stockholder of the Company, any director, officer, or employee of the Company, any relative or affiliate of any stockholder of the Company, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of the Company, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of the Company.

(j) *Questionable Payments*. Neither the Company, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company, nor any stockholder of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(k) *Authority*. The Company has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by the Company, constitutes the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Company. No consent of any party

to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in the Memorandum); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in the Memorandum are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of the Company to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on the Company. Neither the Company, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.

(l) *Status of Shares To Be Issued.* The Shares to be issued pursuant to Section 1.02(a) hereof are validly authorized, validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

(m) *Insurance.* All policies of fire and other insurance against casualty and other losses and public liability insurance carried by the Company are described in the Memorandum (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. The Company has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against the Company which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the assets, the businesses, or operations of the Company or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of the Company or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of the Company is conducted or in connection with any of the assets thereof. The Company does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

(o) *Compliance with Law and Government Regulations.* The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(p) *Legal Proceedings and History.* The Company hereby represents that, unless otherwise disclosed herein or in the Memorandum, no officer, director or affiliate of the Company, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 3.02 **Representations and Warranties of the Buyer.** The Buyer hereby represents and warrants to, and agrees with, the Company:

(a) The Buyer has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings, if any, of the Buyer have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. If applicable, the Buyer is an individual who has reached the age majority in its state of residence and has all necessary requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly authorized, executed, and delivered by the Buyer, constitutes the legal, valid, and binding obligation of the Buyer, and is enforceable as to the Buyer in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Buyer for the execution, delivery, or performance of this Agreement thereby. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Buyer or over its properties or assets is required for the execution and delivery of this Agreement and the consummation by the Buyer of the transactions herein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Buyer is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and

performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Buyer to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the operating agreement of the Buyer or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Buyer or over its properties or assets.

(b) The Buyer is acquiring the Shares set forth opposite his, her, or its name in Schedule A hereto for his, her, or its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof in violation of the Securities Act. The Buyer understands that it may not sell or otherwise Dispose Of the Shares in the absence of either an effective registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Buyer acknowledges being informed that the Shares acquired thereby shall be unregistered, shall be "*restricted securities*" as defined in Rule 144(a) under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The Buyer further acknowledges that the Company does not have an obligation to currently register such securities for the account of the Buyer.

(c) By virtue of the Buyer's position, he, she, or it has access to the same kind of information which would be available in a registration statement filed under the Securities Act. The Buyer acknowledges that he, she, or it has been afforded access to all material information which it has requested relevant to his, her, or its decision to acquire the Shares to be acquired thereby and to ask questions of the Company's management and that, except as set forth herein, neither the Company nor anyone acting on behalf of the Company, has made any representations or warranties to the Buyer which have induced, persuaded, or stimulated the Buyer to acquire the Shares. The Buyer is an "*accredited investor*" as defined in Rule 501(a) of Regulation D under the Securities Act.

(d) Either alone, or together with their investment advisor(s), the Buyer has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Shares to be acquired thereby, and the Buyer is and will be able to bear the economic risk of the investment in such securities.

(e) The representations and warranties of the Buyer in the Investor Suitability Questionnaire heretofore provided by the Buyer to the Company in connection with the transactions contemplated hereby are true and correct, subject to the qualifications therein set forth.

ARTICLE IV

MISCELLANEOUS

Section 4.01 **Expenses.** Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 4.02 **Necessary Actions.** Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Company, the proper executive officers and/or directors of the Company, or the Buyer (if applicable), as the case may be, will take all such necessary action.

Section 4.03 **Notices.** Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement in the case of the Company, or the address thereof set forth in Schedule A hereto in the case of the Buyer (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4.03.) Any notice to a corporate party shall be addressed to the attention of the Corporate Secretary. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 4.03 shall be deemed given at the time of receipt thereof.

Section 4.04 **Parties in Interest.** This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 4.05 **Entire Agreement; Modification.** This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 5.04), supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party hereto.

Section 4.06 **Availability of Equitable Remedies.** Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such

breach or threatened breach and to specific performance of any such provision of this Agreement, and no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Section 4.07 **Survival**. Each of the covenants, agreements, representations, and warranties contained in this Agreement shall survive the Closing Date. The statements contained in any document executed by either the Company or the Company relating hereto or delivered to the Buyer in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by, or on behalf of, the Company pursuant hereto or thereto or delivered to the Buyer in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Company hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, or any of the other transactions contemplated hereby). The statements contained in any document executed by the Buyer relating hereto or delivered to either the Company in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by, or on behalf of, the Buyer pursuant hereto or thereto or delivered to the Company in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of the Buyer hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, or any of the other transactions contemplated hereby).

Section 4.08 **Binding Effect**. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Buyer, and their respective successors and assigns; provided, however, that no party hereto shall have the right to assign its rights and obligations hereunder without the prior written consent of the other parties hereto. Notwithstanding the foregoing, the Buyer may assign its rights and obligations hereunder without the prior written consent of any party.

Section 4.09 **Counterpart**. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 4.10 **Severability**. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.11 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 4.12 Governing Law.

(a) This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

(b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE CITY OF NEW YORK, NEW YORK, IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE COUNTY OF NEW YORK, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.03. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.12(c).

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

OWLSTONE NANOTECH, INC.

By____________________________
Name: Bret Bader
Title: Chief Executive Officer

[BUYER]

By____________________________
Name: MAGNUS GITTINS
Title: CEO.

Schedule A

NUMBER OF SHARES SUBCRIBED FOR: 152,080 ——

BUYER INFORMATION

INDIVIDUAL INVESTORS	ENTITY INVESTORS
____________ Signature (Individual)	ADVANCE NANOTECH INC Name of Entity, if any
	[signature] Signature
____________ Signature (all record holders should sign)	Its CEO. Title
____________ Name(s) Typed or Printed	MAGNUS R.E. GITTINS Name Typed or Printed
Address to Which Correspondence Should be Directed	Address to Which Correspondence Should be Directed
____________	600 LEXINGTON AVE.
____________	29TH FLOOR
____________ City, State and Zip Code	NEW YORK, NY, 10022 City, State and Zip Code
____________ Social Security Number	20-1614256. Tax Identification Number